UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 30, 2016

EASTSIDE DISTILLING, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-34719	27-1275784
(Commission File Number)	(IRS Employer Identification No.)

7108 North Fresno Street, Suite 380
Fresno, CA	93720
(Address of Principal Executive Offices)	(Zip Code)

(559) 884-2535
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On December 30, 2016, Eastside Distilling, Inc. (the “Company”), closed a private placement in which it issued an aggregate of 800,000 units (the “Units”) at a per unit price of $1.30, each Unit consisting of one share of the Company’s common stock, par value $0.0001 (the “Common Stock”) and a three-year warrant to acquire one share of the Company’s Common Stock at an exercise price of $2.50 per share. The Units were sold to 30 accredited investors for aggregate gross cash proceeds of $1,040,000 pursuant to separate Subscription Agreements entered into with each investor (the “Subscription Agreements”). The Company intends to use the net proceeds of the financing for inventory purchases and for working capital and general corporate purposes. The Company conducted the “best efforts” financing without the assistance of any underwriter, placement agent or selling agent.

Each investor also entered into a Registration Rights Agreement with the Company under which the Company is obligated to file a registration statement with the Securities and Exchange Commission registering the Common Stock and shares of Common Stock underlying the Warrants as soon as reasonably practicable following the closing of the financing.

The foregoing descriptions of the Warrants, the Subscription Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the forms of Warrant, Subscription Agreement and Registration Rights Agreement filed herewith as Items 4.1, 10.1 and 10.2, respectively.

Item 3.02      Unregistered Sales of Equity Securities.

The shares of Common Stock and Warrants sold in the Units Offering described in Item 1.01 above were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act, which exempt transactions by an issuer not involving any public offering. The investors are “accredited investors” as such term is defined in Regulation D. The securities are non-transferable in the absence of an effective registration statement under the Act or an available exemption therefrom, and all certificates are imprinted with a restrictive legend to that effect.

Effective December 30, 2016, the Company issued 428,846 shares of its Common Stock to five accredited investors upon exercise of outstanding warrants, raising $557,499.70 in cash proceeds. The warrants’ original exercise price of $2.00 per share had been temporarily reduced to $1.30 per share through December 31, 2016 to induce holders to exercise their outstanding warrants. The issuance was exempt pursuant to Section 4(a)(2) of the Securities Act. The securities are non-transferable in the absence of an effective registration statement under the Securities Act or an available exemption therefrom, and all certificates are imprinted with a restrictive legend to that effect.

Effective December 30, 2016, the Company issued 886,538 shares of its Common Stock to 10 accredited investors upon exercise of outstanding warrants in exchange for principal reduction in the Company’s outstanding promissory notes issued to investors between June 2016 and October 2016. The warrant exercise resulted in a reduction in the principal amount of promissory notes of $1,152,498.90. The warrants’ original exercise price of $2.00 per share had been temporarily reduced to $1.30 per share through December 31, 2016 to induce holders to exercise their outstanding warrants. The securities are non-transferable in the absence of an effective registration statement under the Act or an available exemption therefrom, and all certificates are imprinted with a restrictive legend to that effect.

Item 9.01      Financial Statements and Exhibits

(d)     Exhibits

4.01       Form of Warrant

10.1       Form of Subscription Agreement

10.2       Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTSIDE DISTILLING, INC.

By:	/s/ Grover T. Wickersham
Grover T. Wickersham
Chief Executive Officer and Chairman of the Board

Date: January 6, 2017